UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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SEMGROUP CORPORATION
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SemGroup and Exterran Holdings Announce New Gas Processing

Plant Intended to Meet Growing Demand for Midstream Services

SemGas To Team with Exterran

Tulsa, OK—November 22, 2011 — SemGroup® Corporation (NYSE:SEMG) and Exterran Holdings, Inc. (NYSE: EXH) announce the development of a new gas processing plant for SemGas®, L.P. The new plant and equipment are needed to meet the growing demand for midstream services in the Mississippi play.

“SemGroup is focused on capturing the growing demand for midstream services,” says Norm Szydlowski, President and Chief Executive Officer of SemGroup. “We are excited about this new opportunity for growth and what it means for our business and shareholders.”

SemGas® has entered into a Letter of Intent with Exterran, a global leader in full service natural gas compression and processing, to purchase a new gas processing plant and associated compression equipment. It is expected that the plant will be designed and fabricated by Exterran to handle a throughput of 60 million cubic feet per day of gas, and will feature state-of-the-art cryogenic technology for natural gas liquid extraction and enhanced ethane recovery. Exterran offers pre-engineered processing plants in 60, 150 and 200 million cubic feet per day nominal capacity to meet the demanding performance and delivery needs of today’s leading midstream service providers.

“The agreement with Exterran is another step forward in our strategy to become the service provider of choice among active producers in the Mississippi Zone,” says Wayne Ziegler, Vice President of SemGas. “We believe there is an immediate and growing need for more processing capacity in SemGas’ Northern Oklahoma system.”

Matt Sucy, Regional Vice President for Exterran adds, “Commodity pricing in today’s market dictates an ever increasing focus on natural gas liquids extraction. Exterran is proud to provide the processing and compression equipment and services to SemGas intended to maximize the value of their clients’ produced natural gas. ”

About SemGas

Based in Tulsa, OK, SemGas®, L.P., a subsidiary of SemGroup® Corporation, offers customers natural gas gathering, processing and marketing services. As part of the U.S. energy industry’s midstream segment, SemGas® provides infrastructure that helps gather gas from the wellhead and moves it to the marketplace.

About SemGroup

Based in Tulsa, Oklahoma, SemGroup® Corporation is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup® and SemGas® are registered trademarks of SemGroup Corporation.

About Exterran

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has more than 10,000 employees and operates in approximately 30 countries. For more information, visit www.exterran.com.

Contacts:

Investor Relations:

Alisa Perkins, 918-524-8081

investor.relations@semgroupcorp.com

Media:

Liz Barclay, 918-524-8158

lbarclay@semgroupcorp.com

Media:

Mike Hopfe, 281-836-7592

Director of Marketing, Exterran

Mike.Hopfe@Exterran.com

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. SemGroup and Exterran each make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release are forward-looking statements, including but not limited to: expectations regarding industry prospects and future economic and market conditions; statements relating to the new plant and equipment, including the expected capacity and features of the new plant; and each company’s operational and financial strategies and ability to successfully effect those strategies. Although SemGroup and Exterran each believe that the expectations reflected in these forward-looking statements are reasonable, neither company can assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to: SemGroup’s ability to comply with the covenants contained in and maintain certain financial ratios required by its credit facilities; the possibility that SemGroup’s hedging activities may result in losses or may have a negative impact on its financial results; conditions in the oil and natural gas industry, including any sustained reduction in demand for the petroleum products SemGroup gathers, transports, processes and stores; SemGroup’s ability to obtain new sources of supply of petroleum products; Exterran’s ability to timely and cost-effectively execute larger projects; either company’s failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; changes in safety, health, environmental and other regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases for SemGroup; any future impairment to SemGroup’s goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in each company’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as those discussed from time to time in each company’s respective documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect the opinions of each company’s management only as of the date hereof. Except as required by law, neither SemGroup nor Exterran undertake any obligation to revise or publicly release the results of any revision to any forward-looking statements.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote, consent or approval. No tender offer for the shares of SemGroup has commenced at this time. If a tender offer is commenced, SemGroup may file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by SemGroup that is required to be mailed to stockholders will be mailed to stockholders of SemGroup. In addition, SemGroup may file a proxy statement and other documents with the SEC. Any definitive proxy statement will be mailed to stockholders of SemGroup. INVESTORS AND SECURITY HOLDERS OF SEMGROUP ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by SemGroup through the web site maintained by the SEC at http://www.sec.gov.

A registration statement relating to the common units of Rose Rock Midstream, L.P. has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations of offers to buy or sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933 or an exemption therefrom.

Certain Information Regarding Participants

SemGroup and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC in any future solicitation of proxies or consents from SemGroup’s stockholders in respect of the matters discussed herein. Security holders may obtain information regarding the names, affiliations and interests of SemGroup’s directors and executive officers in SemGroup’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 21, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation or consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in future filings with the SEC.

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